Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Westinghouse Air Brake Technologies Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ ALBERT J. NEUPAVER
Albert J. Neupaver Chief Executive Officer, Chairman of the Board and Director

Date: May 1, 2014

By:	/s/ PATRICK D. DUGAN
Patrick D. Dugan, Senior Vice President Finance and Chief Financial Officer

Date: May 1, 2014